UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

On July 21, 2004, IMCO filed a preliminary registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the SEC. IMCO will file a final Registration Statement on Form S-4 and IMCO and Commonwealth will file a definitive joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to carefully read the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they contain or will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus when it becomes available.

Contacts:

Paul V. Dufour –	IMCO Recycling Inc.
(972) 401-7391

Kim S. Knotts –	Commonwealth Industries, Inc.
(502) 588-8207

IMCO RECYCLING AND COMMONWEALTH INDUSTRIES ANNOUNCE EXECUTIVE

RETIREMENTS AS WELL AS APPOINTMENTS FOLLOWING PROPOSED MERGER

Irving, Texas and Louisville, Kentucky (August 12, 2004)—IMCO Recycling Inc. (NYSE: IMR) and Commonwealth Industries, Inc. (NASDAQ/NM: CMIN) today announced the planned retirements of two executives and the appointments of several others who will assume positions in the company to be formed if IMCO’s and Commonwealth’s proposal to merge receives the necessary stockholder and regulatory approvals.

The proposed merger is expected to close in the fourth quarter of 2004.

On June 17 it was announced that Steven J. Demetriou, president and chief executive officer and a director of Commonwealth, would become chairman and chief executive officer of the merged company. Today he said that Richard L. Kerr, president and chief executive officer of IMCO, has decided to retire when the merger closes. Mr. Demetriou said that Mr. Kerr, 61 years old, “has worked in the aluminum industry for 35 years and has been instrumental in the development and growth of IMCO. He has served as chairman of The Aluminum Association and his important contributions to the industry are well known. We look forward to an ongoing relationship with Dick.”

Prior to joining IMCO, Mr. Kerr worked for Alcoa in several key management positions. He joined IMCO in 1984 when the company had one processing plant and held increasingly responsible executive positions as the company grew through acquisitions and internal expansion. It now operates a total of 26 facilities in the U.S. and abroad.

He said, “I’m confident that the proposed merger is the best course of action for the stockholders and employees of both companies, and I’m pleased to have had the opportunity to help lead, develop and implement this combination.”

In addition, Mr. Demetriou said that Paul V. Dufour, 65 years old and executive vice president and chief financial officer of IMCO, also has decided to retire when the merger closes. “Paul has

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IMCO Recycling Inc. and Commonwealth Industries, Inc.

played a strategic role in the leadership of IMCO and has managed its financial and administrative affairs since its formation over 17 years ago,” Mr. Demetriou said.

As previously announced, Chris Clegg will be general counsel, and Mike Friday will be chief financial officer of the merged company. Messrs. Clegg and Friday will report to Mr. Demetriou.

The following individuals have been named to lead the merged company’s operating business units reporting to Mr. Demetriou.

- John J. Wasz will continue as president of the aluminum fabricating business unit.

- Joseph M. Byers, currently senior vice president, aluminum commercial for IMCO, will become president of the recycling and alloys business unit.

- Barry K. Hamilton, currently president of U.S. Zinc Corporation, a wholly owned subsidiary of IMCO, will serve as president of the zinc business unit.

- Dieter Koch and Roland Scharf-Bergmann, currently co-managing directors of VAW-IMCO GmbH of Germany, a wholly owned subsidiary of IMCO, will serve as co-managing directors of the European business unit.

In addition, the following individuals will have functional leadership roles in the merged company. Sean Stack will have responsibility for both treasury and all M&A activity. Jeffrey B. Holder, currently vice president, information technology for IMCO, will become head of the IT function for the merged company. Robert R. Holian, currently senior vice president, controller and chief accounting officer for IMCO, will become corporate controller of the new company. All three will report directly to the chief financial officer.

Denis Ray, who has worked at both IMCO and Commonwealth, will manage manufacturing shared services and report directly to Mr. Demetriou.

J. Tomas Barrett, currently senior vice president and assistant chief financial officer of IMCO, will serve as integration coordinator. This position is expected to continue six-to-twelve months post-closing.

Mr. Demetriou said, “Several other decisions remain to be made regarding the future leadership of the merged company. Our joint steering committee is continuing to work quickly to complete the new organization and to finalize the geographic locations of major activities. Our intention is to drive key responsibilities down into the business units and operating functions, with the goal of co-locating as much of the organizations as possible. We hope very shortly to announce pending decisions about other executive appointments, locations of business unit offices, and the name of the merged company.”

He also reported that the Federal Trade Commission has granted IMCO’s request for early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act.

IMCO Recycling Inc. is one of the world’s largest recyclers of aluminum and zinc. The company has 21 U.S. production plants and five international facilities located in Brazil, Germany, Mexico and Wales. IMCO Recycling’s headquarters office is in Irving, Texas.

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IMCO Recycling Inc. and Commonwealth Industries, Inc.

Commonwealth Industries, Inc. is one of North America’s leading manufacturers of aluminum sheet for the distribution, transportation, construction and consumer durables end-use sectors. The company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth’s headquarters office is in Louisville, Kentucky.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement of Commonwealth and IMCO Recycling Inc., and the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the IMCO merger are expected to produce, the timing of the closing of the proposed merger with IMCO, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company’s various filings with the Securities and Exchange Commission.

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